Exhibit 99.2

Cellectar Biosciences Announces Participation in Two Upcoming Investor Conferences in September

Rodman & Renshaw 16th Annual Global Investment Conference on September 9, 2014

Aegis Capital 2014 Healthcare and Technology Conference on September 11, 2014

Webcasts Available Through Cellectar Corporate Website

MADISON, Wis., September 5, 2014, – Cellectar Biosciences, Inc. (NASDAQ: CLRB), a clinical stage biopharmaceutical company developing innovative agents for the detection and treatment of cancer, announced that Dr. Simon Pedder, chief executive officer, will be presenting a company overview at the Rodman & Renshaw 16th Annual Global Investment Conference being held September 8 - 10, 2014 at the New York Palace Hotel in New York and the Aegis Capital Healthcare and Technology Conference being held September 10 - 13, 2014 at the Encore at Wynn in Las Vegas.

Event:	Rodman & Renshaw 16th Annual Global Investment Conference

Date:	Tuesday, September 9, 2014

Time:	1:40 p.m. Eastern Time

Location:	New York Palace Hotel, New York, NY

Event:	Aegis Capital Healthcare and Technology Conference

Date:	Thursday, September 11, 2014

Time:	2:30 p.m. Pacific Time (5:30 p.m. Eastern Time)

Location:	Encore at Wynn, Las Vegas, NV

Live audio webcasts of both the Rodman & Renshaw presentation and the Aegis Capital presentation will be available on the Company’s website on the Investor Relations Events page at http://investor.cellectar.com/events.cfm. The webcast replays will be available approximately two hours after each presentation ends and will be accessible for 90 days.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is developing agents to detect, treat and monitor a broad spectrum of cancers. Using a novel phospholipid ether analog (PLE) platform technology as a targeted delivery and retention vehicle, Cellectar’s compounds are designed to be selectively taken up and retained in cancer cells including cancer stem cells. With the ability to attach both imaging and therapeutic agents to its proprietary delivery platform, Cellectar has developed a portfolio of product candidates engineered to leverage the unique characteristics of cancer cells to “find, treat and follow” malignancies in a highly selective way. I-124-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted PET imaging agent currently being evaluated in a Phase II glioblastoma imaging trial. Additionally, multiple investigator-sponsored Phase I/II clinical trials are ongoing across 11 solid tumor indications. I-131-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted molecular radiotherapeutic that delivers cytotoxic radiation directly and selectively to cancer cells including cancer stem cells. A Phase Ib dose-escalation trial of I-131-CLR1404 in patients with advanced solid tumors was completed in the first quarter of 2014 and results presented at the American Society of Clinical Oncology (ASCO) 2014 Annual Meeting. CLR1502 is a preclinical, cancer-targeted, non-radioactive optical imaging agent for intraoperative tumor margin illumination and non-invasive tumor imaging. For additional information please visit www.cellectar.com

INVESTOR CONTACT

Kate McNeil, Vice President of IR, PR & Corporate Communications

Cellectar Biosciences, Inc.

Phone: (347) 204-4226

Email: kmcneil@cellectar.com

This news release contains forward-looking statements.  You can identify these statements by our use of words such as “may,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “continue,” “plans,” or their negatives or cognates.   These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  These statements are based on our current beliefs and expectations as to such future outcomes.  Drug discovery and development involve a high degree of risk.  Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators’ ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2013. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.